Lee Enterprises Receives Notification from Nasdaq Related to Delayed Quarterly Report on Form 10-Q

DAVENPORT, Iowa – February 13, 2023 – Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 77 markets, has received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, as a result of the Company’s continued delay in filing its Annual Report on Form 10-K for the fiscal year ended September 25, 2022 (the “2022 Form 10-K”) and because the Company did not file its Quarterly Report on Form 10-Q for the period ended December 25, 2022 (“2023 Q1 Form 10-Q”), within the prescribed time period, the Company is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1).

The notification has no immediate effect on the listing or trading of the Company's common stock on The Nasdaq Capital Market. Lee must submit a plan of compliance (the “Plan”) to Nasdaq within 60 days of the extended filing due date of the 2022 Form 10-K, or no later than February 27, 2023, addressing how it intends to regain compliance with the Nasdaq Listing Rule. If Nasdaq accepts the Plan, it may grant an extension of up to 180 days from the original filing due date of the 2022 Form 10-K, or until June 26, 2023, to regain compliance. If the Company fails to regain compliance with the Nasdaq Listing Rule within the time periods described above, the Company's common stock could be subject to delisting from Nasdaq.

On December 12, 2022, Lee disclosed that it required additional time to file its fiscal 2022 Form 10-K for the period ended September 25, 2022, and on February 6, 2023, the Company provided an update on the status of filing its Annual Report on Form 10-K on a Current Report on Form 8-K, with additional information on the Company’s evaluation of internal controls over financial reporting and the evaluation of an acquisition-related deferred tax asset that stemmed from a transaction in 2009, and whether this deferred tax asset still has the current balance sheet carrying value or should be written down. Also on February 6, 2023, the Company disclosed that it required additional time to file the 2023 Q1 Form 10-Q.

The Company is working diligently to complete all matters pertaining to the 2022 Form 10-K and 2023 Q1 Form 10-Q as soon as practicable; however, no assurance can be given as to the definitive date on which the 2022 Form 10-K and 2023 Q1 Form 10-Q will be filed.

Notwithstanding the ongoing nature of its internal controls evaluation, the Company does not expect the evaluation to result in any material impact on the preliminary financial results the Company released on December 8, 2022, for the 12-month period as of and ended September 25, 2022.

Note Regarding Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends these forward-looking statements to be covered by the safe harbor provisions for such statements. All statements that do not concern historical facts are forward-looking statements. The words “believe,” “could,” “possibly,” “probably,” “anticipate,” “estimate,” “project,” “expect,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements, including, but not limited to the risk that the Company may not be able to file the 2023 Q1 Form 10-Q within the currently expected timeframe, risks that the Company may not regain compliance with Nasdaq continued listing requirements within the applicable grace period, as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements should be considered in light of these risks and uncertainties. The Company bases its forward-looking statements on information currently available to it at the time of this report and undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying circumstances, new information, future events or otherwise.

About Lee
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and over 350 weekly and specialty publications serving 77 markets in 26 states. Year to date, Lee's newspapers have average daily circulation of 1.0 million, and our legacy websites, including acquisitions, reach more than 38 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.

Contact
IR@lee.net
(563) 383-2100